UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2006

DEVCON INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 East Newport Center Drive, Suite 201

Deerfield Beach, Florida 33442

(Address of principal executive office)

Registrant’s telephone number, including area code: (954) 429-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 23, 2006, Devcon International Corp., a Florida corporation (the “Company”) and Donald L. Smith, Jr. (the “Purchaser”), entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of January 23, 2006, pursuant to the terms of which the Company agreed to sell (the “Sale”) to Purchaser all of the issued and outstanding shares of one of its subsidiaries, Antigua Masonry Products, Ltd., an Antigua corporation (“AMP”), for an aggregate purchase price equal to approximately $5 million, subject to certain adjustments. $1,725,000 of the purchase price may be paid by cancellation of a note payable by the Company to Purchaser. The Stock Purchase Agreement contemplates that the Purchaser will acquire the following shares (the “Shares”) of AMP: (i) 456,051 common shares of AMP and US$3,000,000 of preferred shares of AMP from the Company and (ii) 37,000 common shares of AMP and US$11,838,421 of preferred shares of AMP from one of the Company’s wholly-owned subsidiaries, M21 Industries, Inc., a Virgin Islands corporation (“M21” and together with AMP, the “Devcon Subsidiaries”). The Company has also agreed to sell to the Purchaser all equity interests owned by the Company in M21. The Company has retained the right to review other offers to purchase these Antigua operations and, in the event the Company terminates the Stock Purchase Agreement in order to accept a superior offer, the Company will be obligated to reimburse the Purchaser for his expenses, up to a maximum of $150,000. The Company anticipates that the closing will occur on or prior to March 31, 2006.

Donald L. Smith is a co-founder of the Company and has served as the Company’s Chairman of the Board since its formation in 1951 until he resigned his Chairman position on January 23, 2006. From 1951 until April 2005, Mr. Smith also served as Chief Executive Officer of the Company, and from 1951 until October 2004, he served as the Company’s President. Under the terms of the Stock Purchase Agreement, Purchaser will acquire the Shares “as is” and “where is” based upon Purchaser’s acknowledgement that prior to the closing of the Sale, Donald L. Smith had management and operational control of the Devcon Subsidiaries and that Purchaser is knowledgeable and experienced with respect to this industry and the Devcon Subsidiaries, in particular.

The foregoing summary of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is incorporated by reference herein as Exhibit 10.1. A copy of the press release issued by the Company on January 24, 2006, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

As of January 23, 2006, David Rulien left all positions he held with the Company to pursue other interests, and Ronald G. Lakey was appointed as President of the Company’s Construction and Materials Divisions to replace Mr. Rulien. Under the terms of his terminated employment agreement with the Company, Mr. Rulien is entitled to receive a severance payment equal to one year’s additional salary, as well as benefits for such period and the immediate vesting of all stock options owned by Mr. Rulien. Mr. Rulien’s Employment Agreement also includes covenants lasting for a term of two years relating to non-solicitation of employees and clients by Mr. Rulien. The above description of Mr. Rulien’s Employment Agreement is qualified in its entirety by the terms of Mr. Rulien’s Employment Agreement, a copy of which is incorporated herein by reference as Exhibit 10.2. Other than his Employment Agreement which is terminated, there is no material relationship between the Company and Mr. Rulien.

Items 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 23, 2006, James R. Cast resigned from the Company’s Board of Directors and as a member and Chairman of the Company’s Compensation and Nominating Committees.

On January 23, 2006, Donald L. Smith, Jr. resigned as Chairman of the Board of the Company. However, Mr. Smith remains a director of the Company. In order to fill Mr. Smith’s vacancy, on January 23, 2006, Richard C. Rochon was appointed Chairman of the Board.

Also, as of January 23, 2006, David Rulien left all positions he held with the Company to pursue other interests, and Ronald G. Lakey was appointed as President of the Company’s Construction and Materials Divisions to replace Mr. Rulien. Mr. Lakey had been the Company’s Vice President – Business Development since April 13, 2005. Prior to that, from February 2005 to April 2005 he served as the Company’s Chief Financial Officer. From February 2004 until January 2005, Mr. Lakey served on the board of directors and as chief financial officer of Alice Ink, Inc., a privately held consumer products company. From July 1987 to August 1997 Mr. Lakey served in various financial and operational positions for various ADT Limited subsidiaries, including chief operating officer for its operations in Canada and eleven European countries. Mr. Lakey has over 15 years of experience in the electronic security services industry. Prior to joining Alice Ink, Inc. and following his time at ADT, Mr. Lakey was retired. On January 27, 2005, Mr. Lakey entered into an employment agreement with the Company effective as of February 1, 2005. The foregoing is qualified by reference to Mr. Lakey’s Employment Agreement, which is incorporated by reference herein as Exhibit 10.3. A description of Mr. Lakey’s Employment Agreement appears in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 28, 2005, which description is hereby incorporated herein by reference.

A copy of the press release issued on January 24, 2006, announcing Mr. Cast’s resignation from the Company’s Board of Directors, Mr. Smith’s resignation as the Company’s Chairman of the Board and Mr. Lakey’s replacement of Mr. Rulien, is attached hereto as Exhibit 99.2 and incorporated herein by this reference.

Item 7.01. Regulation FD Disclosure

The Company is attaching a copy of a press release issued on January 24, 2006 as Exhibit 99.1 announcing (i) the expiration of and decision by the applicable parties not to renew that certain Letter of Intent, dated December 6, 2005, as amended, to sell certain subsidiaries and net assets that collectively comprise the Company’s Construction Divisions, its remaining Materials operations and DevMat, an 80 percent-owned joint venture, (ii) the Company’s execution and delivery of the Stock Purchase Agreement, (iii) Mr. Cast’s resignation from the Company’s Board of Directors, (iv) Mr. Smith’s resignation as the Company’s Chairman of the Board, (v) Mr. Rulien’s departure from the Company and (vi) Mr. Lakey’s appointment as President of the of the Company’s Construction and Materials Divisions to replace Mr. Rulien.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Exhibits

10.1	Stock Purchase Agreement, dated as of January 23, 2006, by and between the Company and Donald L. Smith, Jr.

10.2	Employment Agreement, dated as of October 6, 2004, and effective as of October 1, 2004, by and between the Company and David R. Rulien (incorporated by reference to Exhibit 99.1 filed with the Company’s Current Report on Form 8-K dated October 6, 2004).

10.3	Employment Agreement, dated as of January 27, 2005, and effective as of February 1, 2005, by and between the Company and Ron G. Lakey (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K dated January 28, 2005).

99.1	Press Release issued January 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: January 24, 2006	By:	/s/ Stephen J. Ruzika
Stephen J. Ruzika
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of January 23, 2006, by and between the Company and Donald L. Smith, Jr.

99.1	Press Release issued on January 24, 2006.